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                                  EXHIBIT 10.1

                         THIRD AMENDMENT TO AMENDED AND
                            RESTATED CREDIT AGREEMENT

         ESCALADE, INCORPORATED, an Indiana corporation (the "Company"), and BANK ONE, N.A., a national banking association which is the successor by merger to Bank One, Indiana, N.A. (the "Bank"), agree as follows:

         1. CONTEXT. This agreement is made in the context of the following agreed state of facts:

         a. The Company and the Bank (then Bank One, Indiana, N.A.) are parties to an Amended and Restated Credit Agreement effective October 24, 2001 as modified by a First Amendment to Amended and Restated Credit Agreement dated August 29, 2002, and as further modified by a Second Amendment to Amended and Restated Credit Agreement dated April 17, 2003 (the "Agreement").

         b.       The Company and the Bank desire to amend the Agreement.

         c. The Company and Bank have executed this document (this "Third Amendment") to give effect to their agreement.

         2.       AMENDMENT.

         (a) The pricing matrix appearing in the definition of Applicable Spread in Section 1 of the Agreement is hereby amended and replaced with the following:

                                                                                     APPLICABLE      APPLICABLE
                                                                      UNUSED         COMMISSION       ISSUANCE
   LEVEL          LEVERAGE RATIO         LIBOR          PRIME          FEE              RATE          FEE RATE
     V          > 2.50:1.00             +200bps        +0bps          +37.5bps       +137.5 bps      +62.5 bps

    IV          2.00 to 2.49:1.00       +175bps        -37.5bps       +25bps         +125 bps        +50 bps

    III         1.50 to 1.99:1.00       +150bps        -75bps         +25bps         +112.5 bps      +37.5 bps

    II          1.00 to 1.49:1.00       +125bps        -75bps         +25bps         +100 bps        +25 bps

     I          <1.00:1.00              +100bps        -75bps         +25bps         +87.5 bps       +12.5 bps

         (b) Subsection 2(a)(i) of the Agreement is modified in the following respect:

                  The maximum amount of the Commitment, which increased on April 17, 2003 to $20,000,000, will be increased, effective as of May 1, 2003, to the amount of $35,000,000, where it will remain until March 31, 2004, on which date and on each March 31 thereafter the maximum amount of the Commitment will reduce by $7,000,000.

         (c) Subsection 2(a)(ii) of the Agreement is modified in the following respect:

                  The requirement that all borrowings and reborrowings and all payments be in amounts of not less than Twenty-Five Thousand and No/100 Dollars ($25,000.00) is hereby deleted.

         (d)      Subsection 5(g)(ii) is hereby modified as follows:

                  Net Worth. The Company shall maintain its Net Worth, determined on a consolidated basis, of not less than Forty-One Million and No/100 Dollars ($41,000,000.00). At June 30, 2003
                  and at the last day of each fiscal quarter thereafter, the Net Worth to be maintained by the Company on that date and at all times

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                  thereafter until the last day of the next quarter shall be increased by an amount equal to seventy-five percent (75%) of the Company's consolidated net profit for the fiscal quarter then ended.

         (e) Schleicher & Co. International AG shall be required to guaranty Company's obligations to Bank, to be obtained upon refinancing of debt of Schleicher & Co. International AG.

         3. CONDITIONS PRECEDENT. As conditions precedent to the effectiveness of this Third Amendment, the Bank shall have received, each duly executed and in form and substance satisfactory to the Bank, this Third Amendment and the Promissory Note (Revolving Loan), as well as the Commitment Fee (as defined below).

         4. COMMITMENT FEE; REIMBURSEMENT OF EXPENSES. Company shall pay to Bank a commitment fee in respect of this Third Amendment in the amount of Fifty Thousand and No/100 Dollars ($50,000.00) ("Commitment Fee"), which Commitment Fee was deemed earned upon Company's execution of this Third Amendment. All out-of-pocket expenses of the Bank incurred by the Bank associated with this Third Amendment, including without limitation, filing fees, recording fees and legal fees and disbursements, are to be reimbursed by the Company to the Bank promptly upon demand therefor.

         5. REPRESENTATIONS AND WARRANTIES. To induce the Bank to enter into this Third Amendment, the Company represents and warrants, as of the date of this Third Amendment, that no Event of Default or Unmatured Event of Default has occurred and is continuing and that the representations and warranties contained in Section 3 of the Agreement are true and correct, except that the representations contained in Section 3.d refer to the latest financial statements furnished to the Bank by the Company pursuant to the requirements of the Agreement.

         6. REAFFIRMATION OF THE AGREEMENT. Except as amended by this Third Amendment, all terms and conditions of the Agreement shall continue unchanged and in full force and effect and the Obligations of the Company shall continue to be secured and guaranteed as therein provided until payment and performance in full of all Obligations.

         7. COUNTERPARTS. This Third Amendment may be signed in counterparts, each of which shall constitute an original and all of which taken together will constitute one and the same agreement.

         IN WITNESS WHEREOF, the Company, and the Bank, by their duly authorized officers, have executed this Third Amendment to Credit Agreement effective as of May 1, 2003.

                                     ESCALADE, INCORPORATED

                                     By:_____________________________
                                        John R. Wilson, Vice President and
                                             Chief Financial Officer

                                     BANK ONE, NA

                                     By:______________________________
                                     Printed: __________________________
                                     Title: ____________________________

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                                 PROMISSORY NOTE
                                (Revolving Loan)

                                                           Indianapolis, Indiana
                                                            Dated: May ___, 2003
$35,000,000.00                                    Final Maturity: March 31, 2008

         On or before March 31, 2008 ("Final Maturity"), ESCALADE, INCORPORATED, an Indiana corporation (the "Maker"), promises to pay to the order of BANK ONE, NA (the "Bank") at the principal office of the Bank at Indianapolis, Indiana, the principal sum of Thirty Five Million and No/100 Dollars ($35,000,000.00) or so much of the principal amount of the Loan represented by this Note as may be disbursed by the Bank under the terms of the Credit Agreement described below, and to pay interest on the unpaid principal balance outstanding from time to time as provided in this Note.

         This Note evidences indebtedness (the "Loan") incurred or to be incurred by the Maker under a revolving line of credit extended to the Maker by the Bank under an Amended and Restated Credit Agreement (the "Credit Agreement") dated as of October 24, 2001, as amended from time to time. All references in this Note to the Credit Agreement shall be construed as references to that Agreement as it may be amended from time to time. The Loan is referred to in the Credit Agreement as the "Revolving Loan". Subject to the terms and conditions of the Credit Agreement, the proceeds of the Loan may be advanced and repaid and re-advanced until Final Maturity. The principal amount of the Loan outstanding from time to time shall be determined by reference to the books and records of the Bank on which all Advances under the Loan and all payments by the Maker on account of the Loan shall be recorded. Such books and records shall be deemed prima facie to be correct as to such matters.

         The terms "Advance" and "Banking Day" are used in this Note as defined in the Credit Agreement.

         Interest on the unpaid principal balance of the Loan outstanding from time to time prior to and after maturity will accrue at the rate or rates provided in the Credit Agreement. Prior to maturity, accrued interest shall be due and payable on the last Banking Day of each month commencing on the last Banking Day of the month in which this Note is executed. After maturity, interest shall be due and payable as accrued and without demand. Interest will be calculated on the basis that an entire year's interest is earned in 360 days.

         The entire outstanding principal balance of this Note shall be due and payable, together with accrued interest, at Final Maturity.

         If any installment of interest due under the terms of this Note is not paid when due, then the Bank or any subsequent holder of this Note may, subject to the terms of the Credit Agreement, at its option and without notice, declare the entire principal amount of the Note and all accrued interest immediately due and payable. Reference is made to the Credit Agreement which provides for acceleration of the maturity of this Note upon the happening of other "Events of Default" as defined therein.

         If any installment of interest due under the terms of this Note prior to maturity is not paid in full when due, then the Bank at its option and without prior notice to the Maker, may assess a late payment fee in an amount equal to the greater of $50.00 or five percent (5%) of the amount past due. Each late payment fee assessed shall be due and payable on the earlier of the next regularly scheduled interest payment date or the maturity of this Note. Waiver by the Bank of any late payment fee assessed, or the failure of the Bank in any instance to assess a late payment fee shall not be construed as a waiver by the Bank of its right to assess late payment fees thereafter.

         All payments on account of this Note shall be applied first to expenses of collection, next to any late payment fees which are due and payable, next to interest which is due and payable, and only after satisfaction of all such expenses, fees and interest, to principal.

         The Maker and any endorsers severally waive demand, presentment for payment and notice of nonpayment of this Note, and each of them consents to any renewals or extensions of the time of payment of this Note without notice.

         All amounts payable under the terms of this Note shall be payable with expenses of collection, including attorneys' fees, and without relief from valuation and appraisement laws.

         This Note is given in replacement, renewal and/or extension of, but not extinguishing the indebtedness evidenced

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by, that Promissory Note dated as of October 24, 2001, executed by Maker in the original principal amount of $25,000,000, and is not a novation thereof. All interest evidenced by the Note being replaced, renewed, and/or extended by this instrument shall continue to be due and payable until paid.

         This Note is made under and will be governed in all cases by the substantive laws of the State of Indiana, notwithstanding the fact that Indiana conflicts of law rules might otherwise require the substantive rules of law of another jurisdiction to apply.

                                     ESCALADE, INCORPORATED

                                     By: __________________________________
                                         John R. Wilson, Vice President and
                                              Chief Financial Officer